      EXHIBIT 99.2

Acorda Therapeutics, Inc.

Unaudited Pro Forma Condensed Consolidation Financial Statements

Introduction

On January 12, 2021 Acorda Therapeutics, Inc. (the “Company”) and Catalent Pharma Solutions, Inc. (“Catalent”) entered into an asset purchase agreement (the “Asset Purchase Agreement”), pursuant to which the Company agreed to sell to Catalent certain assets related to the Company’s manufacturing operations located at the facilities situated in Chelsea, Massachusetts and Waltham, Massachusetts, and Catalent agreed to assume certain liabilities relating to such manufacturing operations (the “Transaction”). The Company closed the Transaction on February 10, 2021. At closing, Catalent paid the Company $80 million in cash, resulting in expected net proceeds of approximately $74 million after transaction fees and expenses and settlement of customary post-closing adjustments.

The unaudited pro forma condensed consolidated financial data of the Company was derived from historical condensed consolidated financial statements. The unaudited pro forma condensed consolidated balance sheet assumes the Transaction occurred on September 30, 2020. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2020, and the year ended December 31, 2019, give effect to the Transaction as if it occurred as of January 1, 2019. The following unaudited pro forma condensed consolidated financial information should be read in conjunction with the Company’s historical financial statements and accompanying notes.

The transaction accounting adjustments for the Transaction remove the assets, liabilities and results of operations and also give effect to adjustments to reflect the cash proceeds from the Transaction. The transaction accounting adjustments are based on the best information available and assumptions that management believes are factually supportable and reasonable; however, such adjustments are subject to change. In addition, such adjustments are estimates.

The unaudited pro forma condensed consolidated financial information is for illustrative and informational purposes only and is not intended to reflect what the Company’s consolidated financial position and results of operations would have been had the Transaction occurred on the dates indicated and is not necessarily indicative of the Company’s future consolidated financial position and results of operations.

Acorda Therapeutics, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of September 30, 2020

(in thousands)

	Acorda Therapeutics Historical	Transaction Accounting Adjustments		Unaudited Pro Forma
Assets
Current assets
Cash and cash equivalents	$57,910	$74,060	(a)	$131,970
Restricted cash - short term	13,200	—		13,200
Inventories, net	30,120	(2,265)	(b)	27,855
Other current assets	50,584	—		50,584
Total current assets	151,814	71,795		223,609
Property and equipment, net	139,255	(132,546)	(b)	6,709
Intangible assets, net	374,743	—		374,743
Right of use assets, net	19,805	(7,730)	(b)	12,075
Other assets	24,830	—		24,830
Total assets	$710,447	$(68,481)		$641,966

Liabilities and stockholders' equity
Current liabilities
Accounts payable, accrued expenses and other current liabilities	$51,791	$—		$51,791
Current portion of royalty liability	8,624	—		8,624
Current portion of lease liability	7,893	(1,774)	(b)	6,119
Current portion of contingent consideration	2,391	—		2,391
Current portion of loans payable	68,050	—		68,050
Total current liabilities	138,749	(1,774)		136,975
Contingent consideration	43,709	—		43,709
Deferred tax liability	23,120	—	(f)	23,120
Other non-current liabilities	1,012	—		1,012
Convertible senior notes	134,622	—		134,622
Derivative liability	832	—		832
Non-current portion of royalty liability	9,147	—		9,147
Non-current portion of lease liability	18,747	(6,425)	(b)	12,322
Non-current portion of loans payable	26,978	—		26,978
Common stock	48	—		48
Treasury stock	(638)	—		(638)
Additional paid in capital	999,762	—		999,762
Accumulated deficit	(683,355)	(60,282)	(c)	(743,637)
Accumulated other comprehensive income (loss)	(2,286)	—		(2,286)
Total stockholder's equity	313,531	(60,282)		253,249
Total liabilities and stockholders' equity	$710,447	$(68,481)		$641,966

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Acorda Therapeutics, Inc.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

For the Nine Months Ended September 30, 2020

(in thousands, except per share amounts)

	Acorda Therapeutics Historical	Transaction Accounting Adjustments		Unaudited Pro Forma
Revenues:
Net product revenues	$90,153	$—		$90,153
Milestone revenues	15,000	—		15,000
Royalty revenues	9,654	—		9,654
Total net revenues	114,807	—		114,807

Costs and expenses:
Cost of sales	22,670	(5,445)	(d)	17,225
Research and development	18,689	(2,090)	(d)	16,599
Selling, general and administrative	119,700	(2,359)	(d)	117,341
Asset impairment	4,131	—		4,131
Amortization of intangible assets	23,073	—		23,073
Change in fair value of derivative liability	(40,320)	—		(40,320)
Change in fair value of acquired contingent consideration	(33,455)	—		(33,455)
Total operating expenses	114,488	(9,894)		104,594
Operating income (loss)	319	9,894		10,213
Other income (expense), net:
Interest and amortization of debt discount expense	(22,810)	(52)	(e)	(22,862)
Interest and other income (expense), net	783	—		783
Gain on disposal of property and equipment	200	—		200
Total other income (expense)	(21,827)	(52)		(21,879)
Income (loss) before income taxes	(21,508)	9,842		(11,666)
(Provision for) benefit from income taxes	4,962	(2,434)	(f)	2,528
Net income (loss)	$(16,546)	$7,408		$(9,138)

Net income (loss) per common share - basic	$(0.35)			$(0.19)
Net income (loss) per common share - diluted	$(0.35)			$(0.19)
Weighted average common shares - basic	47,704			47,704
Weighted average common shares - diluted	47,704			47,704

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Acorda Therapeutics, Inc.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

For the Year Ended December 31, 2019

(in thousands, except per share amounts)

	Acorda Therapeutics Historical	Transaction Accounting Adjustments		Unaudited Pro Forma
Revenues:
Net product revenues	$180,736	$—		$180,736
Royalty revenues	11,672	—		11,672
Total net revenues	192,408	—		192,408

Costs and expenses:
Cost of sales	34,849	(736)	(d)	34,113
Research and development	60,083	(2,496)	(d)	57,587
Selling, general and administrative	192,846	(3,061)	(d)	189,785
Asset impairment	277,561	—		277,561
Amortization of intangible assets	25,636	—		25,636
Change in fair value of acquired contingent consideration	(86,935)	—		(86,935)
Total operating expenses	504,040	(6,293)		497,747
Operating income (loss)	(311,632)	6,293		(305,339)
Other income (expense), net:
Interest and amortization of debt discount expense	(21,872)	(900)	(e)	(22,772)
Interest and other income (expense), net	4,183	—		4,183
Gain on extinguishment of debt	55,073	—		55,073
Total other income (expense)	37,384	(900)		36,484
Income (loss) before income taxes	(274,248)	5,393		(268,855)
(Provision for) benefit from income taxes	1,282	(1,330)	(f)	(48)
Net income (loss)	$(272,966)	$4,063		$(268,903)

Net income (loss) per common share - basic	$(5.75)			$(5.66)
Net income (loss) per common share - diluted	$(5.75)			$(5.66)
Weighted average common shares - basic	47,512			47,512
Weighted average common shares - diluted	47,512			47,512

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

1.	Basis of Presentation

The unaudited pro forma condensed consolidated financial statements give effect to the transaction accounting adjustments necessary to reflect the Transaction as if it had occurred as of January 1, 2019, in the unaudited pro forma statements of operations for the nine months ended September 30, 2020, and the year ended December 31, 2019, and on September 30, 2020, in the unaudited pro forma balance sheet. The Company agreed to sell certain assets related to the Company’s manufacturing operations located at the facilities situated in Chelsea, Massachusetts and Waltham, Massachusetts, and Catalent agreed to assume certain liabilities relating to such manufacturing operations. At closing, Catalent paid the Company $80 million in cash, resulting in expected net proceeds of approximately $74 million after transaction fees and expenses and settlement of customary post-closing adjustments. The Company intends to use the net proceeds received from the Transaction for general corporate purposes, which may include funding capital expenditures and the repayment of indebtedness. Due to the uncertainty of how the cash proceeds will be used, transaction accounting adjustments to reflect the use of cash proceeds are not reflected in the pro forma financials.

2.	Pro Forma Adjustments

The unaudited pro forma condensed consolidated financial statements reflect the following adjustments:

(a)

This adjustment reflects the receipt of cash consideration of $80.0 million at the closing of the transaction, which was reduced by $8.2 million for transaction costs, plus $2.3 million for raw materials inventory purchased by Catalent to arrive at estimated net proceeds of $74.1 million.

(b)	These adjustments reflect the elimination of assets and liabilities attributable to the manufacturing operations.
(c)

This adjustment reflects the $60.3 million loss on disposal from the Transaction as if it occurred on September 30, 2020. The amount includes $74.1 million closing consideration less $134.3 million representing the carrying value of the assets and liabilities being transferred at the closing of the transaction.

(d)

These adjustments reflect the elimination of costs of sales, research and development, and selling, general and administrative expenses related to the manufacturing operations that would have a continuing impact on the Company.

(e)

These adjustments reflect the reduction to interest and amortization of debt discount expense for capitalized interest related to the construction in progress for the expansion of the Company’s Chelsea facility.

(f)

These adjustments reflect the income tax impacts for the transaction accounting adjustments using a pro forma continuing operations statutory rate of 24.7% for the nine and twelve-month periods ending September 30, 2020 and December 31, 2019, respectively. No deferred tax adjustments have been made based on the Transaction.